                                                                    EXHIBIT 2.03




                          STERLING PURCHASE AGREEMENT

                           DATED AS OF APRIL 18, 1997

                                    BETWEEN

                                 HOLLINGER INC.

                                      AND

                  HOLLINGER CANADIAN PUBLISHING HOLDINGS INC.

                          STERLING PURCHASE AGREEMENT


                               TABLE OF CONTENTS




                                                 ARTICLE 1.
                                        SALE AND PURCHASE OF SHARES.

1.1.   Purchase Price............................................................................................ 1
1.2.   Net Working Capital Adjustment............................................................................ 2
1.3.   Purchase Price Allocations................................................................................ 3

                                                 ARTICLE 2.
                                       CLOSING; DELIVERY OF SHARES AND NOTES.

2.1.   Date and Place............................................................................................ 4
2.2.   Delivery of Shares and Notes.............................................................................. 4

                                                 ARTICLE 3.
                            REPRESENTATIONS AND WARRANTIES OF HOLLINGER AND THE VENDOR.

3.1.   Due Incorporation; Authority Concerning this Agreement.................................................... 4
3.2.   Capitalization; Title to Shares and Assets; Subsidiaries.................................................. 5
3.3.   Newspaper Financial Statements............................................................................ 6
3.4.   Indebtedness; Absence of Undisclosed Liabilities.......................................................... 7
3.5.   Governmental Filings...................................................................................... 7
3.6.   No Violations............................................................................................. 7
3.7.   Litigation and Other Proceedings.......................................................................... 8
3.8.   Compliance with Laws...................................................................................... 8
3.9.   Material Facts Disclosed.................................................................................. 8
3.10.  Brokers and Finders....................................................................................... 9
3.11.  Due Incorporation; Authority Concerning the Notes......................................................... 9
3.12.  Taxes..................................................................................................... 9
3.13.  Employment Matters........................................................................................10
3.14.  Certain Forecasts.........................................................................................10
3.15.  Principal Amount of the Notes.............................................................................10

                                                 ARTICLE 4.
                                   REPRESENTATIONS AND WARRANTIES OF HCPH.

4.1.   Due Incorporation; Authority Concerning this Agreement....................................................10
4.2.   Governmental Filings......................................................................................10
4.3.   No Violations.............................................................................................11
4.4.   Brokers and Finders.......................................................................................11

                                                        ARTICLE 5.
                                                COVENANTS OF THE PARTIES.

5.1.   Standstill................................................................................................12
5.2.   Assignment of Rights......................................................................................13
5.3.   Non-Competition...........................................................................................13
5.4.   Ownership Changes.........................................................................................14

                                                      ARTICLE 6.
                                       CONDITIONS TO THE OBLIGATIONS OF HCPH.

6.1.   Representations and Warranties True.......................................................................14
6.2.   Performance by Hollinger..................................................................................15
6.3.   Legal Opinions............................................................................................15
6.4.   No Suits or Proceedings Challenging Transaction...........................................................15
6.5.   Certain Consents..........................................................................................15
6.6.   Income Tax Act............................................................................................15
6.7.   RBC Dominion Fairness Opinion.............................................................................15
6.8.   Other Transaction Documents...............................................................................16

                                                    ARTICLE 7.
                                       CONDITIONS TO THE OBLIGATIONS OF HOLLINGER

7.1.   Representations and Warranties True.......................................................................16
7.2.   Performance by HCPH.......................................................................................17
7.3.   No Suits or Proceedings Challenging Transaction...........................................................17
7.4.   Certain Consents..........................................................................................17
7.5.   Income Tax Act............................................................................................17
7.6.   RBC Dominion Fairness Opinion.............................................................................17
7.7.   Other Transaction Documents...............................................................................18

                                                    ARTICLE 8.
                                                   TERMINATION.

8.1.   Termination by Mutual Consent.............................................................................18
8.2.   Termination by either Hollinger or HCPH...................................................................18
8.3.   Termination by Hollinger..................................................................................18
8.4.   Termination by HCPH.......................................................................................19
8.5.   Effect of Termination and Abandonment.....................................................................19

                                   ARTICLE 9.
                                INDEMNIFICATION.

9.1.   Indemnity.................................................................................................19
9.2.   Limitations...............................................................................................19

                                  ARTICLE 10.
                                 MISCELLANEOUS.

10.1.  Survival..................................................................................................20
10.2.  Certain Expenses..........................................................................................20
10.3.  Dollar Amounts............................................................................................20
10.4.  Further Assurances........................................................................................20
10.5.  Press Releases, Announcements and Communications..........................................................21
10.6.  Amendment and Modification................................................................................21
10.7.  Waiver of Compliance; Consents............................................................................21
10.8.  Notices...................................................................................................21
10.9.  Assignment................................................................................................24
10.10. Governing Law and Jurisdiction............................................................................24
10.11. Counterparts..............................................................................................24
10.12. No Third Party Beneficiaries..............................................................................24
10.13. Interpretation............................................................................................24
10.14. Entire Agreement..........................................................................................24

                               LIST OF SCHEDULES

Schedule A              List of Newspapers and Related Publications
Schedule 3.2.1          Bank Indebtedness of Hollinger and Encumbrances Affecting the Shares
Schedule 3.2.2(A)       Credit Facilities of Hollinger and Sterling and its Subsidiaries
Schedule 3.2.2(B)       Permitted Encumbrances
Schedule 3.2.2(C)       Registrations to be Discharged
Schedule 3.2.2(D)       Encumbrances Relating to Leased Assets and Properties
Schedule 3.2.3          Shares Owned by Sterling and its Subsidiaries
Schedule 3.4            Undisclosed Liabilities
Schedule 3.13           Employment Matters
Schedule 5.2            Acquisition Agreements
Schedule 6.3(a)         Form of Opinion of Tory Tory DesLauriers & Binnington
Schedule 6.3(b)         Form of Opinion of Lapointe Rosenstein
Schedule 6.3(c)         Form of Opinion of Stewart McKelvey Stirling Scales


 THE SCHEDULES TO THIS AGREEMENT HAVE NOT BEEN FILED WITH THIS EXHIBIT BUT WILL
                     BE FILED SUPPLEMENTALLY UPON REQUEST.

                             INDEX OF DEFINED TERMS



DEFINED TERMS                              SECTION IN WHICH DEFINED
-------------                              ------------------------
Arbitrator                                 Section 1.3.1
Canadian Newspaper Group                   Section 3.3
Class A Stock                              Recitals
Class B Stock                              Recitals
Closing                                    Section 2.1
Closing Date                               Section 2.1
Encumbrances                               Section 2.2
Governmental Entity                        Section 3.5
HCPH                                       Recitals
HCPH Shares                                Section 5.4
Hollinger                                  Recitals
Interim Period                             Section 1.1.2.1
International                              Section 3.14
Newspaper Financial Statements             Section 3.3
Newspaper Assets                           Recitals
Newspapers                                 Recitals
Notes                                      Section 1.1.1
Permitted Encumbrances                     Section 3.2.2
Proceedings                                Section 3.7
RBC Dominion Securities                    Section 4.4
Shares                                     Section 1.1.1
Special Committee                          Section 3.14
Sterling                                   Recitals
Sterling Promissory Notes Encumbrances     Section 3.2.1
Sterling Promissory Notes                  Recitals
Total Purchase Price                       Section 1.1.1
Transferred Newspapers                     Section 1.2.1
UniMedia Promissory Note                   Recitals

                          STERLING PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT, made as of this 18th day of April, 1997, between HOLLINGER INC., a corporation continued under the laws of Canada ("HOLLINGER"), and HOLLINGER CANADIAN PUBLISHING HOLDINGS INC., a corporation formed under the laws of the Province of New Brunswick ("HCPH").

WITNESSETH:

         WHEREAS, Hollinger has agreed to transfer to HCPH its indirect interests in the daily newspapers and related publications listed on Schedule A attached hereto and certain other assets, tangible and intangible, related thereto (collectively, the "NEWSPAPERS");

         WHEREAS, prior to the consummation of the sale transaction contemplated hereby, Hollinger intends to reorganize its interests in the Newspapers with the result that Hollinger will own (i) all of the outstanding shares in the capital of Sterling Newspapers Company, a Nova Scotia unlimited liability company ("STERLING") which together will own directly and indirectly through subsidiaries, the tangible and intangible assets of the Newspapers (collectively, the "NEWSPAPER ASSETS") and (ii) secured promissory notes receivable in the aggregate principal amount of Cdn. $293,264,998 from Sterling (the "STERLING PROMISSORY NOTES");

         WHEREAS, as part of the reorganization of Hollinger's interest in the assets of UniMedia Newspapers Company and its subsidiaries, Hollinger will also own on the Closing Date a promissory note receivable from UniMedia Group Inc. in the principal amount of Cdn. $25,188,258 (the "UNIMEDIA PROMISSORY NOTE");

         WHEREAS, Hollinger is proposing to sell all of the outstanding shares of Sterling, the Sterling Promissory Notes and the UniMedia Promissory Note to HCPH in exchange for cash;

         NOW THEREFORE, in consideration of the premises and the respective covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.
                          SALE AND PURCHASE OF SHARES.

1.1.     PURCHASE PRICE

         1.1.1. Upon the terms and subject to the conditions set forth herein, Hollinger shall sell, transfer and deliver to HCPH at Closing (as hereinafter defined) all of the issued and outstanding shares of Sterling (the "SHARES"), the Sterling Promissory Notes and the UniMedia Promissory Note (collectively, the "Notes") for a purchase price of Cdn. $330,602,000 (the "TOTAL PURCHASE

         PRICE") subject to adjustment pursuant to Section 1.1.2. The Total Purchase Price shall be payable in cash in immediately available Canadian dollars at the Closing.

         1.1.2.      The Total Purchase Price shall be:

              1.1.2.1. increased by an amount equal to interest thereon calculated from and including January 1, 1997 to but excluding the Closing Date (the "INTERIM PERIOD") at an annual rate equal to 7.75%;

              1.1.2.2. decreased (increased) by an amount equal to the aggregate pre-tax net cash receipts (disbursements) generated by the Newspapers on a stand-alone basis without bank debt during the Interim Period in respect of their operations during the Interim Period which has been appropriated by Hollinger or any of its subsidiaries (other than Sterling and its respective subsidiaries) including, without limitation, through the operation of Hollinger's concentration account, payment of dividends, return of capital or management fees (other than as contemplated by section 1.2); and

              1.1.2.3. increased by an amount equal to the notional tax liability attributable to the operating income of the Transferred Newspapers (as defined below) during the Interim Period calculated using a tax rate of 44% and assuming that the Transferred Newspapers were the only assets of Hollinger for such period.

         The net increase (decrease) to the Total Purchase Price resulting from the adjustments set out above shall be paid in Canadian dollars by HCPH to Hollinger or vice versa, as applicable, within 60 days of the Closing Date. If the parties cannot agree (for these purposes, HCPH shall not have agreed to any adjustments unless agreed to by all of its shareholders and the independent financial advisor to International) on the net amount of such adjustments within such period the disputed issues shall be resolved by an Arbitrator in the manner set out in section 1.3.

1.2.     NET WORKING CAPITAL ADJUSTMENT

         The parties agree that any working capital surplus or deficit of the Newspapers as at December 31, 1996 shall be for the account of Hollinger to be settled as follows.

         1.2.1. In connection with the reorganization of Hollinger's interests in the Newspapers describe in the second recital of this Agreement, Hollinger will transfer to Sterling all of the operating assets (other than cash) of those Newspapers operated directly by it (the "TRANSFERRED NEWSPAPERS"). On this transfer, Hollinger will retain the net cash receipts (disbursements) of the

         Transferred Newspapers generated prior to the date of such transfer. As of December 31, 1996 the Transferred Newspapers had aggregate positive working capital estimated to be Cdn. $15,084,712 (subject to final review and revision in connection with the post-closing adjustments) which amount will be for the credit of Hollinger. Any net cash receipts (disbursements) of the Transferred Newspapers in respect of their operations after December 31, 1996 shall be for the account of HCPH as contemplated in section 1.1.2.2.

         1.2.2. As of December 31, 1996 the predecessor companies of Sterling had aggregate positive working capital estimated to be Cdn. $2,839,105 (subject to final review and revision in connection with the post-closing adjustments) which amount will be paid as a dividend by Sterling to Hollinger prior to the Closing Date.

         1.2.3. As soon as practicable after the Closing Date, Hollinger shall deliver to HCPH an unaudited statement of the working capital of the Newspapers as at December 31, 1996 (with pro-forma adjustments required to reflect the expenditure of amounts to eliminate Encumbrances on the assets of the Newspapers relating to long-term or short-term debt) together with any information in respect of the operations of the Newspapers during the Interim Period required to calculate the adjustment to the Total Purchase Price contemplated by section 1.1.2.2.

1.3.     PURCHASE PRICE ALLOCATIONS

         1.3.1. The parties agree that the Total Purchase Price will be allocated among the Newspaper Assets owned by Sterling on the basis of the fair market value of such assets. If the parties have not agreed to a final allocation on or prior to December 31, 1997, any disputed aspects of the allocation shall be resolved not more than sixty (60) calendar days after such date by a nationally recognized accounting firm mutually agreed upon by HCPH and Hollinger having no material relationship with HCPH or Hollinger or their respective affiliates (the "ARBITRATOR"). The resolution of such disputed aspects by the Arbitrator shall in all respects be final, binding and conclusive on the parties hereto, and the allocation shall incorporate such resolution. The costs, expenses and fees of the Arbitrator shall be borne equally by HCPH and Hollinger.

         1.3.2. The purchase price allocated to the Shares, Sterling Promissory Notes and to the UniMedia Promissory
         Notes shall be allocated as follows:

              1.3.2.1. Shares - Cdn. $12,148,744;

              1.3.2.2. Sterling Promissory Notes - Cdn. $293,264,998; and

              1.3.2.3. UniMedia Promissory Note - Cdn. $25,188,258.


                                   ARTICLE 2.
                     CLOSING; DELIVERY OF SHARES AND NOTES.

2.1.     DATE AND PLACE

         Subject to the fulfilment or waiver of the respective covenants and conditions set forth herein, the closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Tory Tory DesLauriers & Binnington, Suite 3000, Aetna Tower, Toronto-Dominion Centre, Toronto, Ontario M5K 1N2, at 10:00 a.m., local time, on the first business day subsequent to the satisfaction or waiver of all conditions set forth in Articles 6 and 7 hereof, or at such other time and place as the parties hereto may determine (the date on which the Closing occurs being hereinafter referred to as the "CLOSING DATE").

2.2.     DELIVERY OF SHARES AND NOTES

         At the Closing, Hollinger shall deliver (i) stock certificates representing all of the Shares, accompanied by stock transfer forms duly executed in blank in respect of the Shares and (ii) an assignment of the Notes in each case with a consent to such assignment of the issuer thereof, against delivery by HCPH of the Total Purchase Price. Hollinger shall deliver the Shares and the Notes to HCPH free and clear of any mortgage, pledge, lien, encumbrance, charge, security interest, pledge, right of first refusal, option, adverse claim of ownership or use, or any other encumbrance of any kind or nature whatsoever (collectively, "Encumbrances").

                                   ARTICLE 3.
          REPRESENTATIONS AND WARRANTIES OF HOLLINGER AND THE VENDOR.

         Hollinger hereby represents and warrants to HCPH as follows:

3.1.     DUE INCORPORATION; AUTHORITY CONCERNING THIS AGREEMENT.

         3.1.1. Hollinger is a corporation subsisting under the laws of Canada. Sterling is an unlimited liability company existing under the laws of Nova Scotia. Each of Hollinger and Sterling has the requisite corporate power and authority to carry on its business and operations as presently conducted by it and to own, lease and operate its properties and assets. Hollinger has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Hollinger of its obligations hereunder, and the consummation by Hollinger of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Hollinger. This Agreement has been duly and validly executed and delivered by Hollinger and (assuming due and valid authorization, execution and delivery by HCPH) constitutes the legal, valid and binding agreement of Hollinger, enforceable in accordance with its terms.

         3.1.2. There has been no order or resolution for the winding up of Sterling, and no appointment of a receiver, administrative receiver or administrator with respect thereto.

3.2.     CAPITALIZATION; TITLE TO SHARES AND ASSETS; SUBSIDIARIES

         3.2.1. The authorized share capital of Sterling consists solely of Common Shares, of which 1,000 Common Shares are issued and outstanding and held by Hollinger. The Shares constitute the only voting securities of Sterling and the Shares are validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.2.1 attached hereto, Hollinger has good and marketable title to the Shares, the Sterling Promissory Notes and the UniMedia Promissory Note, free and clear of any Encumbrances, and has full right and authority to transfer and deliver the Shares and Notes to HCPH as contemplated hereby. Upon consummation of the transactions contemplated hereby, Hollinger will have transferred to HCPH good and marketable title to the Shares, the Sterling Promissory Notes and the UniMedia Promissory Note, free and clear of all Encumbrances, except specific Encumbrances relating to the Sterling Promissory Notes in favour of Hollinger, such Encumbrances to be assigned to HCPH (the "STERLING PROMISSORY NOTES ENCUMBRANCES"). There are no outstanding or authorized subscriptions, agreements (other than this Agreement), options, warrants, calls or other commitments, rights (including conversion rights) or privileges (whether pre-emptive or contractual) pursuant to which either Sterling is or may become obligated to issue, sell or transfer any shares of its capital or any debt or other security of Sterling which is convertible or exchangeable into, or evidences the right to subscribe for, any share capital of Sterling. There are no shareholder agreements, voting trust agreements, rights of first refusal, options to purchase, or restrictions upon transfer or alienability of or with respect to the Shares, or any other similar agreement or understanding otherwise affecting the Shares.

         3.2.2. Sterling owns, or as of Closing will own, directly or through wholly-owned subsidiaries, good and marketable title, free and clear of any Encumbrances, to all of the tangible and intangible assets of every kind and nature (including intellectual property), used in or held for use in the business and operations of the Newspapers as historically conducted by Hollinger, directly or indirectly through its subsidiaries, except for (A) Encumbrances arising under the credit facilities of Hollinger and Sterling described in Schedule 3.2.2(A), all of which will be released and terminated as of the Closing Date; (B) Encumbrances and leasehold interests in real properties described on
         Schedule 3.2.2(B) which will remain in effect as of the Closing (collectively, the "PERMITTED ENCUMBRANCES"); (C) Encumbrances in effect as of the Closing Date described on Schedule 3.2.2(C) which will be discharged at the expense of Hollinger as soon as practicable but in no event later than 28 days after the Closing Date; and (D) Encumbrances relating to leased assets and properties described in
         Schedule 3.2.2(D).

         3.2.3. Except as set forth on Schedule 3.2.3 attached hereto, Sterling does not own directly or indirectly through subsidiaries securities representing or convertible into more than 5% of the outstanding capital stock of any corporation or more than 5% of the equity interest in any partnership or other entity. The authorized and issued share capital and any other outstanding securities of each such corporation, partnership or other entity are set forth on Schedule
         3.2.3. Except as set forth on Schedule 3.2.3, in the case of each such corporation, partnership or other entity, the securities owned by Sterling constitute all of the issued and outstanding share capital of such corporation, partnership or other entity, and all the securities are validly issued, fully paid and non-assessable with no personal liability attached to the ownership thereof. Except as set forth on
         Schedule 3.2.3, the Company has good and marketable title to the securities of the corporations, partnerships and other entities reflected on Schedule 3.2.3, free and clear of all Encumbrances. Except as set forth on Schedule 3.2.3, there are no outstanding or authorized subscriptions, agreements (other than this Agreement), options, warrants, calls or other commitments, rights (including conversion rights) or privileges (whether pre-emptive or contractual) pursuant to which any such corporation, partnership or other entity is or may become obligated to issue, sell or transfer any shares of its capital or any debt or other security convertible into or evidencing the right to subscribe for any share capital of any such corporation, partnership or other entity.

3.3.     NEWSPAPER FINANCIAL STATEMENTS.

         Hollinger has delivered to HCPH an unaudited balance sheet of the Newspapers and certain other Canadian newspapers and publications of Hollinger and its subsidiaries other than Sterling (collectively, the "CANADIAN NEWSPAPER GROUP") on a combined basis as at December 31 1995 and 1996 and unaudited combined statements of earnings, shareholders' interests and changes in financial position for the respective periods ended December 31, 1994, 1995 and 1996 (collectively, the "NEWSPAPER FINANCIAL STATEMENTS"). The Newspaper Financial Statements (i) have been prepared in accordance with the books and records of Hollinger, Sterling, and the other subsidiaries of Hollinger and the Newspapers, (ii) present fairly in all material respects the financial position of the Canadian Newspaper Group as at the dates indicated and the results of operations and cash flows of the Canadian Newspaper Group on a combined basis as of the dates and for the respective periods indicated, and
(iii) have been prepared in conformity with Canadian generally accepted accounting principles as described in note 1 to the Newspaper Financial Statements. The Canadian Newspaper Group is comprised of the Newspapers, the Newspaper Intangible Assets (as defined in the UniMedia Class A Stock Purchase Agreement (the "UniMedia A Agreement") dated the date hereof made between Hollinger, UniMedia Holding Company ("UHC") and International) and the Newspaper Tangible Assets (as defined in the UniMedia Class B Stock Purchase Agreement (the "UniMedia B Agreement") dated the date hereof made between Hollinger, UHC and International).

3.4.     INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES.

         Sterling does not have any outstanding indebtedness for borrowed money, capitalized leases or any other indebtedness not incurred in the ordinary course of business (including without limitation any indebtedness of any affiliate or associated corporation of Sterling or of any other person that is guaranteed, directly or indirectly, by Sterling) other than those matters disclosed in the Newspaper Financial Statements or the notes thereto or as set forth on Schedule
3.4 hereto. Since December 31, 1996, neither Sterling nor any of the Newspapers has incurred any liabilities or obligations of any nature, whether accrued, contingent or otherwise, which reasonably could be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, financial condition or results of operations of Sterling or the Newspapers, taken as a whole.

3.5.     GOVERNMENTAL FILINGS.

         No notice, report or other filing is required to be made by Hollinger or Sterling or any of the Newspapers with, nor is any material consent, registration, approval, permit or authorization required to be obtained by them from any governmental or regulatory authority, agency, court, commission or other similar entity, domestic or foreign ("Governmental Entity") in connection with the execution and delivery of this Agreement by Hollinger or the consummation by it of the transactions contemplated hereby.

3.6.     NO VIOLATIONS.

         The execution and delivery of this Agreement by Hollinger does not, and the consummation by it of the transactions contemplated hereby will not, require the consent or approval of any unrelated party or constitute or result in (i) a breach or violation of, or a default (or an event which with notice or lapse of time or both would become a default) under, Hollinger's Articles or By-laws or the Articles (or other comparable governing documents) or By-laws of Sterling or
(ii) a breach or violation of, a default (or an event which with notice or lapse of time or both would become a default) under, a right to terminate, amend, cancel, or accelerate, or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of Hollinger or

Sterling or any law, statute, rule, ordinance or regulation or judgment, decree, order, award, injunction or governmental or non-governmental permit or license to which Hollinger or Sterling is subject or by which Hollinger or Sterling or any of them or their respective properties is bound or affected, except, in the case of clause (ii) above, (A) such breaches, violations, defaults, terminations, amendments, cancellations, accelerations, encumbrances or changes that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on Sterling and (B) certain provisions of the existing loan agreements of Hollinger described in Schedule 3.2.2(A) attached hereto.

3.7.     LITIGATION AND OTHER PROCEEDINGS.

         There is no court, administrative, regulatory or similar proceeding, arbitration or other dispute settlement procedure, investigation or inquiry by or before any Governmental Entity or any similar matter or proceeding (collectively "PROCEEDINGS") against or involving Hollinger or Sterling with respect to any of the Newspapers (whether in progress or threatened), which if determined adversely would be likely to have a material adverse effect on Hollinger and Sterling or the Newspapers; and there is no judgment, decree, injunction, rule, award or order of any Governmental Entity outstanding against Hollinger or Sterling with respect to any of the Newspapers.

3.8.     COMPLIANCE WITH LAWS.

         To Hollinger's best knowledge, Sterling is conducting the business and operations of the Newspapers directly and indirectly through subsidiaries in compliance with all statutes, laws, rules, regulations, ordinances, decrees and orders applicable to them and the Newspapers and the ownership of their assets, which are in effect as of the date hereof (including, without limitation, those relating to environmental and health and safety matters), except for violations which would not be likely to have a material adverse effect on Sterling and its consolidated subsidiaries, taken as a whole. Neither Hollinger nor Sterling has received any written complaint or written notice from any Governmental Entity alleging that they or any of the Newspapers has violated any law, ordinance, regulation or order and, to Hollinger's best knowledge, no such complaint or notice is threatened, except those violations which would not be likely to have a material adverse effect on Sterling and its consolidated subsidiaries, taken as a whole.

3.9.     MATERIAL FACTS DISCLOSED.

         Hollinger and its management have disclosed to HCPH all facts known to them relating to the Newspapers and the cash flow generated therefrom which could reasonably be expected to be material to an intending purchaser of the Shares.

3.10.    BROKERS AND FINDERS.

         Neither Hollinger nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except that Hollinger has retained Dirks Van Essen & Associates as its financial advisor.

3.11.    DUE INCORPORATION; AUTHORITY CONCERNING THE NOTES

         The issuance, execution and delivery of the Notes by Sterling and UniMedia Company and the performance of their obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of Sterling and UniMedia Company. The Notes have been duly and validly executed and delivered by Sterling and UniMedia Company, as the case may be, and constitute the legal, valid and binding agreement of Sterling and UniMedia Company, as the case may be, enforceable in accordance with their terms.

3.12.    TAXES

         3.12.1. Hollinger and Sterling (or a predecessor thereof) have paid, or accrued on the Newspaper Financial Statements, all foreign, federal, provincial and local taxes in respect of the Newspapers and filed or caused to be filed all tax returns on or prior to the Closing Date required to be filed in respect of the Newspapers and accurately reported in all material respects all information required to be included on such returns in respect of the Newspapers. Neither Hollinger nor Sterling (nor any predecessor thereof) has received written notice of or otherwise has actual knowledge of an audit or examination currently in progress of any tax return of the Newspapers. There are no proposed assessments of taxes asserted in writing against Hollinger or Sterling (or any predecessor thereof) in respect of any of the Newspapers or proposed adjustments asserted in writing to any tax returns filed by Hollinger or Sterling (or any predecessor thereof) in respect of any of the Newspapers. None of Hollinger or Sterling (or any predecessor thereof) is a party to any material action or proceeding by any governmental authority for assessment or collection of taxes or penalties or interest in respect of the Newspapers, nor has any material claim for such assessment or collection been asserted in writing against any of them.

         3.12.2. The Canadian Newspaper Group qualifies as "Canadian newspapers or periodicals" as defined in section 19 of the Income Tax Act (Canada) and, after giving effect to the transactions contemplated by this Agreement, the UniMedia A Agreement, the UniMedia B Agreement and the Exchange Agreement (as defined in the UniMedia A Agreement), the Canadian Newspaper Group will continue to so qualify.

3.13.    EMPLOYMENT MATTERS

         Schedule 3.13 sets forth the collective bargaining agreements that expire within seven (7) years of the date hereof with respect to the Newspapers. Except as referred to in Schedule 3.13, there is no material work stoppage or other concerted action or material grievance, strike or dispute existing or threatened against any of the Newspapers. Except as set out in Schedule 3.13, Hollinger, Sterling and the Newspapers are in material compliance with all applicable laws and regulations relating to employees of the Newspapers, including those related to terms and conditions of employment, collective bargaining and discrimination.

3.14.    CERTAIN FORECASTS

         The financial forecasts of the Canadian Newspaper Group that were provided by Hollinger to the special committee (the "SPECIAL COMMITTEE") made up of the independent directors of the Board of Directors of Hollinger International Inc. ("INTERNATIONAL") (i) were developed by management of Hollinger and its subsidiaries based on information that management of Hollinger and Sterling prepared in good faith, (ii) utilize assumptions which management of Hollinger and Sterling believe to be reasonable under the circumstances,
(iii) represent the good faith estimate and judgment of management of Hollinger, as of the date of such forecasts, of the Canadian Newspaper Group's expected future financial performance and (iv) do not reflect the expected results of any newspaper or publication that is not included in the Canadian Newspaper Group or omit the expected results of any newspapers or publication that is included in the Canadian Newspaper Group.

3.15.    PRINCIPAL AMOUNT OF THE NOTES

         Each of the Notes evidence the indebtedness of Sterling and UniMedia Company, as the case may be, in the full principal amount as set out in the Note.

                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF HCPH.

         HCPH hereby represents and warrants to Hollinger as follows:

4.1.     DUE INCORPORATION; AUTHORITY CONCERNING THIS AGREEMENT.

         HCPH is a corporation incorporated and existing and in good standing under the laws of the Province of New Brunswick. HCPH has the requisite corporate power and authority to carry on its business and operations as presently conducted by it and to own, lease and operate its properties and assets. HCPH has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HCPH, the performance by HCPH of its obligations hereunder and the consummation by HCPH of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of HCPH. This Agreement has been duly and validly executed and delivered by HCPH and (assuming due and valid authorization, execution and delivery by Hollinger) constitutes the legal, valid and binding agreement of HCPH and is enforceable in accordance with its terms.

4.2.     GOVERNMENTAL FILINGS.

         No notice, report or other filing is required to be made by HCPH with, nor is any material consent, registration, approval, permit or authorization required to be obtained by HCPH from any Governmental Entity in connection with the execution and delivery of this Agreement, payment of the Total Purchase Price or the consummation by HCPH of the transactions contemplated hereby.

4.3.     NO VIOLATIONS.

         The execution and delivery of this Agreement by HCPH does not, and the consummation by HCPH of any of the transactions contemplated hereby will not, require the consent or approval of any unrelated party or constitute or result in (i) a breach or violation of, or a default (or an event which with notice or lapse of time or both would become a default) under the Articles (or other comparable constating documents) or By-laws of HCPH, (ii) a breach or violation of, a default (or an event which with notice or lapse of time or both would become a default) under, a right to terminate, amend, cancel or accelerate, or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of HCPH, or any law, statute, rule, ordinance or regulation or judgment, decree, order, award, injunction or governmental or non-governmental permit or license to which HCPH is subject to or by which HCPH or any property of HCPH is bound or affected, except, in the case of clause (ii) above, such breaches, violations, defaults, terminations, amendments, cancellations, accelerations, encumbrances or changes that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on HCPH.

4.4.     BROKERS AND FINDERS.

         None of HCPH nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except that the Special Committee has retained RBC Dominion Securities Inc. ("RBC DOMINION SECURITIES") as its financial advisor.

                                   ARTICLE 5.
                           COVENANTS OF THE PARTIES.

5.1.     STANDSTILL.

         Hollinger agrees that from the date hereof to the Closing Date or the earlier termination of this Agreement in accordance with Article 8 hereof, and except as otherwise consented to in writing by HCPH or as specifically required, permitted or contemplated by this Agreement, it will:

         5.1.1. not sell, lease, assign, transfer or otherwise dispose of any of the Shares or any interests therein, or create or permit any Encumbrances affecting the Shares (other than those Encumbrances referred to on Schedules 3.2.1 and 3.2.2(A) attached hereto, all of which will be terminated on or prior to Closing);

         5.1.2. not approve, consent to or take any action in furtherance of any plan, scheme, transaction or series of transactions whereby Sterling would undertake a merger, consolidation, amalgamation, or sale, lease, transfer, assignment or other disposition of all or any significant portion of its properties or assets, or otherwise resulting in a change in control of Sterling or any of the Newspapers;

         5.1.3. not approve, consent to or take any action in furtherance of any plan, scheme, transaction or series of transactions whereby Sterling would incur any indebtedness for borrowed money or create any Encumbrances affecting any of their assets, other than (A) indebtedness incurred pursuant to the credit facilities described in
         Schedule 3.2.2(A) and (B) Encumbrances arising in the ordinary course of business which constitute Permitted Encumbrances; or

         5.1.4. not approve, consent to or take any action in furtherance of any plan, scheme, transaction or series of transactions whereby Sterling would (A) alter, amend or repeal any provision of its Articles or By-laws (or similar governing documents), (B) declare, set aside, make or pay any dividends (in cash or otherwise) or other distributions on or with respect to its share capital other than as contemplated herein or (C) increase or reclassify the number of shares authorized or issued and outstanding of its share capital or grant any option, warrant, call, commitment, right or agreement of any character relating to its share capital or any securities convertible or exchangeable into its share capital.

5.2.     ASSIGNMENT OF RIGHTS

         At the request of HCPH, Hollinger shall use commercially reasonable efforts to enforce its contractual rights regarding the representations and warranties and other covenants it may have under the terms of the acquisition agreements, listed on Schedule 5.2 attached hereto, by which Hollinger or any of its subsidiaries acquired any of the Newspapers or their respective assets. At the request of HCPH, Hollinger shall assign such contractual rights to HCPH. To the extent that any such acquisition agreements are not assignable, or any required consent of another party is not obtained, this Agreement shall not constitute an assignment thereof, an attempted assignment thereof or an agreement to effect such an assignment, if such assignment or attempted assignment would constitute a breach or violation or a default under any such acquisition agreement. If any such consent cannot be obtained, Hollinger shall cooperate with HCPH in any reasonable arrangement designed to provide to HCPH the benefits intended to be assigned with respect to the relevant acquisition agreements, including enforcement at the cost and for the account of HCPH of any and all rights of Hollinger against the other party thereto arising out of the breach or violation thereof by such other party or otherwise.

5.3.     NON-COMPETITION

         5.3.1. Hollinger agrees that neither it nor any of its subsidiaries will, for a period of five (5) years after the Closing Date, without the prior written consent of HCPH, either directly or indirectly, undertake or carry on or be engaged or have any financial interest in any newspaper, shopper or other similar publication carrying advertising, for which the circulation or distribution is primarily in the communities where the Newspapers are currently published or within a radius of ten (10) miles of the centre point of any such community (such geographic area being hereinafter referred to as the "Restricted Area"); provided, however, that the foregoing provisions shall not apply to (A) the publication or the future acquisition of any publication that is circulated to a national market so long as such newspaper does not publish or distribute any regional, community, zoned or similar edition in the Restricted Area; (B) the ownership, directly or indirectly, of less than five percent (5%) of any class of securities of any publicly-traded company; or (C) for greater certainty, prohibit the interest that Hollinger has in HCPH, Southam Inc., The Financial Post Company, Saturday Night Magazine Limited, and their respective subsidiaries and operations.

         5.3.2. Hollinger acknowledges that in the event of any violation of the covenants contained in this section 5.3.1 hereof, HCPH's damages will be difficult to ascertain and HCPH's remedy at law will be inadequate. Accordingly, Hollinger agrees that, in addition to such remedies as HCPH may have at law, HCPH shall be entitled to specific performance of such covenants hereunder and to an injunction to prevent any continuing violation thereof.

         5.3.3. If any of the provisions of or covenants contained in this section hereof is hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of or covenants contained herein is held to be unenforceable in any jurisdiction because of the duration or geographical scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration or geographical scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of section 5.3.1 in any other jurisdiction.

5.4.     OWNERSHIP CHANGES

         Hollinger owns, through wholly-owned subsidiaries, 50 Series A Preferred Shares in the capital of HCPH (the "HCPH SHARES"), representing 50% of the outstanding voting stock of HCPH. Hollinger will not, either directly or indirectly through its subsidiaries or affiliates, issue, sell, exchange, assign, transfer, dispose, mortgage, charge, pledge, encumber, grant a security interest in or otherwise deal with any security of Hollinger or any of its subsidiaries or affiliates, in any manner which is materially prejudicial to the direct or indirect interests of International in the Canadian Newspaper Group by reason of changes in ownership that would cause a material adverse impact on the profitability, ownership or operation of the Canadian Newspaper Group by reason of section 19 of the Income Tax Act (Canada).

                                   ARTICLE 6.
                     CONDITIONS TO THE OBLIGATIONS OF HCPH.

         The obligations of HCPH to consummate the transactions contemplated hereby are subject to the fulfilment of the following conditions, any one or more of which may be waived by HCPH:

6.1.     REPRESENTATIONS AND WARRANTIES TRUE.

         At the Closing Date, the representations and warranties of Hollinger contained in this Agreement shall be true and correct in all material respects at and as of such date and time as if made on and as of such date and time, other than any such representations and warranties which are made as of a specified earlier date, which shall be true and correct in all material respects at and as of such date; and as of the Closing Date, Hollinger shall have delivered to HCPH certificates to such effect signed by an officer of Hollinger acceptable to HCPH.

6.2.     PERFORMANCE BY HOLLINGER.

         From the date of this Agreement, each of the obligations of Hollinger to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at and as of the Closing Date; and at the Closing Date, Hollinger shall have delivered to HCPH certificates to such effect signed by an officer of Hollinger acceptable to HCPH.

6.3.     LEGAL OPINIONS.

         HCPH shall have been furnished with opinions of Tory Tory DesLauriers & Binnington, Lapointe Rosenstein and Stewart McKelvey Stirling Scales, each dated as of the Closing Date and substantially in the forms attached hereto as Schedules 6.3(a), 6.3(b) and 6.3(c), respectively, to this Agreement.

6.4.     NO SUITS OR PROCEEDINGS CHALLENGING TRANSACTION.

         There shall be no pending or threatened suits, actions, proceedings, governmental inquiries or investigations of any kind which seek to enjoin, prevent or otherwise interfere with the transactions contemplated hereby or otherwise question the validity or legality of such transactions.

6.5.     CERTAIN CONSENTS.

         Hollinger, Sterling and HCPH shall have obtained all consents from unrelated parties and Governmental Entities required to consummate the transactions contemplated by this Agreement.

6.6.     INCOME TAX ACT.

         Prior to the Closing Date there shall have been no amendment to the Income Tax Act (Canada) including Section 19 thereof that would have a material adverse impact on the profitability, ownership or operation by HCPH of the Newspapers after giving effect to the transactions contemplated hereby and there shall have been no bill read in Parliament that would have such material adverse impact if enacted into law.

6.7.     RBC DOMINION FAIRNESS OPINION.

         International shall have obtained from RBC Dominion Securities an opinion in form satisfactory to the Special Committee to the effect that the aggregate consideration to be paid for the Canadian Newspaper Group by International (either directly, or indirectly through HCPH) pursuant to (i) this Agreement, (ii) the UniMedia A Agreement, (iii) the UniMedia B Agreement and
(iv) the Exchange Agreement (including the term sheets attached thereto) is fair, from a financial point of view, to International and the holders of International's common stock and Series B Convertible Preferred Stock other than Hollinger.

6.8.     OTHER TRANSACTION DOCUMENTS.

         HCPH shall have received on or prior to the Closing Date:

         6.8.1. certificates evidencing the incumbency of the officers of Hollinger executing this Agreement on its behalf and of their authority to do so;

         6.8.2. certified copies of the Articles and By-laws (or similar governing documents) of Sterling;

         6.8.3. certificates of status (or the equivalent under the laws of their respective jurisdictions of incorporation) of recent date for Hollinger and Sterling;

         6.8.4. certified copies of the resolutions of the Board of Directors of Hollinger authorizing the transactions contemplated hereunder to take place on the Closing Date;

         6.8.5. stock certificates representing all of the Shares registered in the name of Hollinger together with customary searches of public records in Nova Scotia reasonably satisfactory to counsel to HCPH and to its lenders confirming that such interests are free and clear of any Encumbrances; and

         6.8.6. customary documentation reasonably satisfactory to counsel to HCPH and to its lenders confirming (A) an undertaking from Hollinger's lenders to release of all obligations of Sterling, its subsidiaries and the Newspapers with respect to indebtedness of Hollinger or of any other person and the Encumbrances arising under the credit facilities described on Schedule 3.2.2(A) and (B) that the shares of Sterling, the Newspaper Assets, the Sterling Promissory Notes and the UniMedia Promissory Note are free and clear of any Encumbrances other than Permitted Encumbrances and the Sterling Promissory Notes Encumbrances.

                                   ARTICLE 7.
                   CONDITIONS TO THE OBLIGATIONS OF HOLLINGER

         The obligations of Hollinger to consummate the transactions contemplated hereby are subject to the fulfilment of the following conditions, any one or more of which may be waived by Hollinger:

7.1.     REPRESENTATIONS AND WARRANTIES TRUE.

         As of the Closing Date, the representations and warranties of HCPH contained in this Agreement shall be true and correct in all material respects at and as of such date and time as if made on and as of such date and time, other than any such representations and warranties which are made as of a specified earlier date, which shall be true and correct in all material respects at and as of such specified date; and at the Closing Date HCPH shall have delivered to Hollinger a certificate to such effect signed by officers of HCPH acceptable to Hollinger.

7.2.     PERFORMANCE BY HCPH.

         From the date of this Agreement, each of the obligations of HCPH to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Closing Date and at the Closing Date HCPH shall have delivered to Hollinger a certificate to such effect signed on behalf of HCPH by officers of HCPH acceptable to Hollinger.

7.3.     NO SUITS OR PROCEEDINGS CHALLENGING TRANSACTION.

         There shall be no pending or threatened suits, actions, proceedings, governmental inquiries or investigations of any kind which seek to enjoin, prevent or otherwise interfere with the transactions contemplated hereby or otherwise question the validity or legality of such transactions.

7.4.     CERTAIN CONSENTS.

         Hollinger, Sterling and HCPH shall have obtained all consents from unrelated parties and Governmental Entities required to consummate the transactions contemplated by this Agreement.

7.5.     INCOME TAX ACT.

         Prior to the Closing Date there shall have been no amendment to the Income Tax Act (Canada), including Section 19 thereof that would have a material adverse impact on the profitability, ownership or operation by HCPH of the Newspapers after giving effect to the transactions contemplated hereby and there shall have been no bill read in Parliament that would have such material adverse impact if enacted into law.

7.6.     RBC DOMINION FAIRNESS OPINION.

         International shall have obtained from RBC Dominion Securities an opinion in form satisfactory to the Special Committee to the effect that the aggregate consideration to be paid for the Canadian Newspaper Group by International (either directly, or indirectly through HCPH) pursuant to (i) this Agreement, (ii) the UniMedia A Agreement, (iii) the UniMedia B Agreement and
(iv) the Exchange Agreement (including the term sheets attached thereto) is fair, from a financial point of view, to International and the holders of International's common stock and Series B Convertible Preferred Stock other than Hollinger.

7.7.     OTHER TRANSACTION DOCUMENTS.

         Hollinger shall have received on or prior to the Closing Date:

         7.7.1. certificate evidencing the incumbency of the officers of HCPH executing this Agreement on its behalf and their authority to do so;

         7.7.2.    certified copy of the charter documents and by-laws of HCPH;

         7.7.3.    certificate of good standing of recent date for HCPH; and

         7.7.4. certified copies of the resolutions of the Board of Directors of HCPH authorizing the transactions contemplated hereunder to take place on the Closing Date.

                                   ARTICLE 8.
                                  TERMINATION.

8.1.     TERMINATION BY MUTUAL CONSENT.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by the mutual consent of Hollinger and HCPH by action of their respective Boards of Directors.

8.2.     TERMINATION BY EITHER HOLLINGER OR HCPH.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of either Hollinger or HCPH if: (i) the Closing shall not have occurred on or before December 31, 1997; or (ii) a Governmental Entity of competent jurisdiction shall have issued an order, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order or other action shall have become final and not appealable; provided, however, that in the case of a termination pursuant to clause (i) above, the terminating party shall not have breached or failed to perform in any material respect its obligations under this Agreement.

8.3.     TERMINATION BY HOLLINGER.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by action of the Board of Directors of Hollinger if there has been a material breach or failure to perform by HCPH of any covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured within five (5) days after written notice of such breach is given by Hollinger to HCPH as the case may be.

8.4.     TERMINATION BY HCPH.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date by action of the Board of Directors of HCPH if there has been a material breach or failure to perform by Hollinger of any covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured within five (5) days after written notice of such breach is given to Hollinger.

8.5.     EFFECT OF TERMINATION AND ABANDONMENT.

         In the event of the termination and abandonment of this Agreement, Hollinger, Sterling and HCPH shall have no obligation or liability to the others.

                                   ARTICLE 9.
                                INDEMNIFICATION.

9.1.     INDEMNITY

         Hollinger shall indemnify and save HCPH harmless for and from any loss, damages or deficiencies suffered by HCPH or by Sterling or any subsidiary thereof as a result of any breach of representation, warranty or covenant on the part of Hollinger contained in this Agreement and all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

9.2.     LIMITATIONS

         The obligations of Hollinger to indemnify HCPH in accordance with the foregoing shall be subject to the following:

         9.2.1. any claim arising as a result of a breach of (i) a representation or warranty contained in Article 3 or (ii) a covenant contained in Article 5 shall be made not later than the date on which pursuant to Section 10.1 such representation, warranty or covenant terminated;

         9.2.2. their obligation to indemnify HCPH (except in respect of any obligations to indemnify arising from section 3.10) shall only apply if indemnification claims, in the aggregate, exceed Cdn. $1,000,000 in which case they shall be liable therefor only to the extent that such claims exceed Cdn. $500,000 to a maximum aggregate amount equal to the Total Purchase Price.

                                  ARTICLE 10.
                                 MISCELLANEOUS.

10.1.    SURVIVAL.

         Only the agreements and covenants of the parties contained in Articles 5 and 10, and Section 8.5 hereof shall survive the Closing Date without time limit, except as otherwise specified therein. All representations, warranties and other agreements and covenants shall be deemed to be conditions of the transactions contemplated hereby and shall not survive the Closing Date; provided, however, that the representations and warranties of Hollinger contained in Sections 3.1, 3.2, 3.11 and 3.15 hereof and the representations and warranties of HCPH contained in Section 4.1 hereof shall survive the Closing Date without time limit and the representations and warranties of Hollinger contained in Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.12.2, 3.13 and
3.14 and the representations and warranties of HCPH contained in Sections 4.2,
4.3 and 4.4 shall survive until the second anniversary of the Closing Date and the representations and warranties by Hollinger made in Section 3.12.1 shall survive for the applicable statute of limitations. If the transactions contemplated hereby shall be abandoned and this Agreement terminated, only the agreements and covenants of the parties contained in Sections 10.1, 10.2, 10.5, 10.10, 10.12 and 10.14 hereof shall survive such abandonment and termination.

10.2.    CERTAIN EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

10.3.    DOLLAR AMOUNTS.

         Except as expressly indicated, all dollar amounts in this Agreement are stated in and shall be interpreted to be in United States dollars.

10.4.    FURTHER ASSURANCES.

         Each of the parties shall use its reasonable commercial efforts to perform and fulfil all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. From time to time as and when requested by HCPH or their successors or assigns, Hollinger shall execute and deliver such deeds and other instruments of transfer and shall take or cause to be taken such further or other actions as shall be necessary or advisable in order to carry out the purpose and intention of this Agreement or to vest or perfect in HCPH, or to confirm of record or otherwise to HCPH, title to and possession of all of the Shares. From time to time as and when requested by Hollinger or its successors and assigns, HCPH shall execute and deliver such further deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary or advisable in order to carry out the purpose and intention of this Agreement.

10.5.    PRESS RELEASES, ANNOUNCEMENTS AND COMMUNICATIONS.

         No press release or other public announcements related to this Agreement or the transactions contemplated hereby will be issued after the date hereof by one party without the prior approval of the other party, such approval not to be unreasonably withheld or delayed, except for any public disclosure that any party in good faith believes is required by law or by obligations relating to any securities exchange or market. The parties agree to use reasonable efforts to consult with each other before taking any action that would require the issuance of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby.

10.6.    AMENDMENT AND MODIFICATION.

         This Agreement may be amended, modified or supplemented at any time prior to or after the Closing Date, but only by written agreement that identifies this Agreement and is signed by all of the parties hereto. Any amendment, modification or supplement hereto shall be effective as to HCPH only if in writing approved by all of the shareholders of HCPH.

10.7.    WAIVER OF COMPLIANCE; CONSENTS.

         Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. HCPH shall not waive, nor shall HCPH be deemed to waive, any obligations of Hollinger hereunder or any other benefits to HCPH arising hereunder or any other benefits to HCPH arising under this Agreement unless approved by all of the shareholders of HCPH.

10.8.    NOTICES.

         All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been given when received if delivered by hand, courier or by facsimile transmission to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)     If to Hollinger:

          Hollinger Inc.
          10 Toronto Street
          Toronto, Ontario
          Canada M5C 2B7

          Attention:    Peter Y. Atkinson
                        Vice-President and General Counsel

          Facsimile No.: (416) 364-2088

          Copies to:

          Tory Tory DesLauriers & Binnington
          Suite 3000, Aetna Tower
          P.O. Box 270
          Toronto-Dominion Centre
          Toronto, Ontario
          Canada M5K 1N2

          Attention:    Beth DeMerchant

          Facsimile No.: (416) 865-7380

          Harper Grey Easton
          3100 Vancouver Centre
          P.O. Box 11504
          650 West Georgia Street
          Vancouver, B.C.
          Canada V6B 4P7

          Attention:    Isidor M. Wolfe

          Facsimile No.: (604) 669-9385

   (b)    If to HCPH:

          Hollinger Canadian Publishing Holdings Inc.
          10 Toronto Street
          Toronto, Ontario
          Canada M5C 2B7

          Attention:    Kenneth L. Serota,
                        Vice President

          Facsimile No.: (312) 321-0629

          Copies to:

          Kirkpatrick & Lockhart LLP
          1500 Oliver Building
          Pittsburgh, Pennsylvania 15222
          U.S.A.

          Attention:    Jerry H. Owens

          Facsimile No.: (412) 355-6501

   (c)    If to the Special Committee:

          Hollinger International Inc.
          Special Committee
          c/o Richard N. Perle, Chairman
          5 Grafton Street
          Chevy Chase, Maryland 20815

          Facsimile No.: (301) 652-1120

          Copies to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York 10153-0119
          U.S.A.

          Attention:    Dennis J. Block

          Facsimile No.: (212) 310-8007

10.9.    ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

10.10.   GOVERNING LAW AND JURISDICTION.

         This Agreement shall be governed by and construed in accordance with the laws of Ontario. Each party hereto submits to the non-exclusive jurisdiction of the courts of competent jurisdiction of Ontario in connection with any dispute arising out of or related to this Agreement.

10.11.   COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.12.   NO THIRD PARTY BENEFICIARIES.

         No person who is not a party to this Agreement shall be deemed to be a beneficiary of any provision of this Agreement, and no such person shall have any claim, cause of action, right or remedy pursuant to this Agreement.

10.13.   INTERPRETATION.

         The descriptive headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or meaning hereof. The word "Agreement" refers to the body of this Agreement and all Schedules attached hereto or referred to herein. "Herein," "hereof" and the like refer to this Agreement as a whole. As used in this Agreement, the singular shall include the plural, the plural shall include the singular and each gender shall include all genders.

10.14.   ENTIRE AGREEMENT.

         This Agreement, including the Schedules attached hereto (and any other instruments executed and delivered at the Closing), embodies the entire agreement and understanding of the parties hereto with respect to the transfer of the Shares and the Notes to HCPH. The Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior discussions, negotiations, agreements and understandings (both written and oral) between the parties with respect to the transfer of the Shares and the Notes to HCPH hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  HOLLINGER INC.


                                  By: /s/ PETER Y. ATKINSON
                                      ----------------------------------
                                      Peter Y. Atkinson
                                      Vice-President and General Counsel


                                  HOLLINGER CANADIAN PUBLISHING
                                  HOLDINGS INC.


                                  By: /s/ KENNETH L. SEROTA
                                      ----------------------------------
                                      Kenneth L. Serota
                                      Vice President-Law and Finance and
                                      Secretary